UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): March 10, 2020

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting for Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

New Concept Energy, Inc. (the “Registrant” or the “Issuer” or the “Company”) previously received a letter dated December 17, 2019, from NYSE Regulation, providing official notice of noncompliance with the NYSE American continued listing standards and providing that the Company was subject to the procedures and requirements set forth in Section 1009 of the Company Guide. The December 17, 2019 letter noted the Company is below compliance with Section 1003(a)(ii) of the Company Guide, requesting, among other things, the submission of a Business Plan to NYSE Regulation by January 16, 2020, advising of actions the Company has taken or will take to regain compliance. The Company previously filed a Current Report on Form 8-K for a date of December 17, 2019, disclosing such matters and attaching a Press Release, dated December 20, 2019, as an exhibit.

The Company timely submitted a “Business Plan” to NYSE Regulation by January 16, 2020, and by subsequent letter dated March 6, 2020, NYSE Regulation advised of a determination to accept the plan and grant a plan period through December 17, 2020 to regain compliance, with NYSE Regulation’s staff reviewing the Company periodically for compliance with the initiatives outlined in the plan. The March 6, 2020 letter also requires that the Company issue a public announcement through news media, disclosing that it is not in compliance with NYSE American’s continued listing standards and that its listing is being continued pursuant to an extension, with a targeted completion date of December 17, 2020.

The information furnished pursuant to this Item 3.01 of this Form 8-K, including Exhibit “99.2” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise, subject to the liabilities of that Section, unless we specifically incorporate it by a reference in a document filed under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934. The Company undertakes no duty or obligation to publicly update or further revise information described in Exhibit “99.2” to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.2*       Press release dated March 10, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 11, 2020

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and
Chief Financial Officer

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Exhibit "99.2"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Gene Bertcher (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Receives Extension from NYSE Regulation

Dallas – March 10, 2020 - New Concept Energy, Inc. (NYSE American: GBR) announced that the Company received notice, by letter dated March 6, 2020, from NYSE Regulation of acceptance of a plan to regain compliance and granting a plan period extension through December 17, 2020, subject to compliance with initiatives outlined in the plan. The Company had previously received guidance that it was not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide since the Company reported stockholders’ equity of $2.4 million as of September 30, 2019 and losses from continuing operations in three of its four most recent fiscal years ended December 31, 2018.

This public announcement is disclosing that the Company is not in compliance with NYSE American’s continued listing standards and that the Company’s listing has been continued pursuant to an extension, with a targeted completion date of December 17, 2020. The Company must provide quarterly updates of plan progress to NYSE Regulation staff concurrent with its interim and annual SEC filings.

The Company is in the process of moving forward with the initiatives contained in the plan.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based oil and gas company which owns oil and gas wells and mineral leases in Ohio and in West Virginia. For more information, visit the Company’s website at www.newconceptenergy.com.

Contact:

New Concept Energy, Inc.

Gene Bertcher (800) 400-6407

info@newconceptenergy.com